UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2009

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Corporate Directors and Officers Following Merger

Pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Avanex Corporation (“Avanex”), Bookham, Inc. (“Bookham”) and Ultraviolet Acquisition Sub, Inc., a wholly owned subsidiary of Bookham, Avanex is required to use commercially reasonable efforts to obtain the resignation of all of the Avanex corporate directors and officers, to be effective in the case of an officer at the time of the effectiveness of the merger contemplated by the Merger Agreement (“the Effective Time”), and to be effective in the case of a director 24 hours after the Effective Time. Each of Giovanni Barbarossa, Brad Kolb, Scott Parker and Mark Weinswig has advised Avanex that they intend to resign as an officer of Avanex, such resignation to be effective at the Effective Time. Each of Giovanni Barbarossa, Vinton Cerf, Greg Dougherty, Joel Smith, Paul Smith, Susan Wang and Dennis Wolf has advised Avanex that they intend to resign as a director of Avanex, such resignation to be effective 24 hours after the Effective Time. The first such resignation was received on April 16, 2009, and the last such resignation was received on April 21, 2009. The Effective Time is expected to occur on April 27, 2009. None of the resignations by the foregoing directors was a result of any disagreement with Avanex.

Item 8.01.	Other Events.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham has filed a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Bookham and Avanex. Investors and security holders are urged to carefully read the Registration Statement on Form S-4 and related joint proxy statement/prospectus and other documents filed with the SEC by Bookham and Avanex because they contain important information about the proposed transaction, including with respect to risks and uncertainties that could delay or prevent the completion of the proposed merger. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Vice President, Finance and Treasurer and Interim Chief Financial Officer

Date: April 22, 2009